UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2008

RPM INTERNATIONAL INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2008, the Board of Directors of RPM International Inc. (the "Company") appointed U.S. Army General John P. Abizaid, age 57, to Class II of the Company's Board of Directors. Gen. Abizaid's term will expire in 2009, at which time he will stand for re-election to the Board by the Company's stockholders. He will serve on the Board's Compensation Committee. Gen. Abizaid retired from the U.S. Army in 2007 after 34 years of service, during which he rose from an infantry platoon leader to become a four-star general and the longest-serving commander of U.S. Central Command.

Gen. Abizaid's compensation for his service as a director will be consistent with that of the Company's other directors who are not employees or consultants of the Company, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on August 20, 2007 under the caption, "Director Compensation," which portion of such proxy statement is incorporated herein by reference.

In connection with his appointment as a director, the Company and Gen. Abizaid entered into an indemnification agreement effective as of January 24, 2008. The indemnification agreement is the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement requires the Company to indemnify Gen. Abizaid to the fullest extent permitted by law against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative or investigative action brought against him by reason of his relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Gen. Abizaid under the indemnification agreement are in addition to any other rights he may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors and executive officers was filed as Exhibit 10.14 to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 and is incorporated herein by reference.

There are no arrangements or understandings between Gen. Abizaid and any other persons pursuant to which Gen. Abizaid was selected as a director. There are no transactions in which Gem. Abizaid has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 24, 2008, the Company issued a press release announcing Gen. Abizaid's appointment to the Company's Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description

10.1 Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.14 to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-14187).

99.1 Press Release of the Company, dated January 24, 2008, announcing the appointment of U.S. Army General John P. Abizaid to the Company's Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.

January 28, 2008	By:	/s/ Edward W. Moore

Name: Edward W. Moore
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated January 24, 2008, announcing the appointment of U.S. Army General John P. Abizaid to the Company’s Board of Directors.